Exhibit 4.3

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

No. 1	CUSIP No.: 88947E AS9

4.875% Senior Notes due 2027

TOLL BROTHERS FINANCE CORP.

a Delaware corporation

promises to pay to CEDE & CO.

or registered assigns the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on March 15, 2027

4.875% Senior Notes due 2027

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

Authenticated: March 10, 2017

TOLL BROTHERS FINANCE CORP.

By
Name:	Joseph R. Sicree
Title:	Senior Vice President and
Chief Accounting Officer

By
Name:	Gregg L. Ziegler
Title:	Senior Vice President and Treasurer

[Signature Page to Global Note]

THE BANK OF NEW YORK MELLON, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:
Authorized Signatory

Dated: March 10, 2017

[Signature Page to Global Note]

TOLL BROTHERS FINANCE CORP.

4.875% SENIOR NOTES DUE 2027

1. Interest.

TOLL BROTHERS FINANCE CORP. (the “Issuer”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on March 15 and September 15 of each year, commencing on September 15, 2017, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from March 10, 2017, provided that, if there is no existing Default in the payment of interest and if this Security is authenticated between a Record Date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment.

The Issuer will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special Record Date as may be fixed by the Issuer) to the Persons who are registered Holders of Securities at the close of business on March 1 or September 1, as the case may be, preceding such interest payment date (capitalized terms not defined herein have the meanings given to those terms in the Indenture or the Authorizing Resolution pertaining to the Securities of the Series of which this Security is a part, as applicable). Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar.

Initially, The Bank of New York Mellon (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice. Toll Brothers, Inc. (the “Company”) or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

The Issuer issued the Securities under an Indenture dated as of February 7, 2012 (the “Indenture”), among the Issuer, the Company, the other Guarantors and the Trustee. The terms of the Securities and the Guarantee include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Securities of the Series of which this Security is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) as in effect on the date of the Indenture. The Securities and the Guarantee are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: Toll Brothers Finance Corp., c/o Toll Brothers, Inc., 250 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Chief Financial Officer.

5. Optional Redemption.

Prior to the Par Call Date, the Issuer may, at its option, redeem the Securities in whole at any time, or in part from time to time, by providing at least 30 but not more than 60 days’ prior notice thereof, at a redemption price equal to the greater of:

•	100% of the principal amount of the Securities being redeemed; and

•	the present value of the Remaining Scheduled Payments on the Securities being redeemed on the redemption date (assuming, for this purpose, that the Securities are scheduled to mature on the Par Call Date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points (0.50%).

The Issuer will also pay accrued and unpaid interest on the Securities being redeemed to the date of redemption.

On or after the Par Call Date, the Issuer may, at its option, redeem the Securities in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

In determining the redemption price and accrued and unpaid interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If money sufficient to pay the redemption price of and accrued and unpaid interest on the Securities to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Securities (or such portions thereof) called for redemption and such Securities (or such portions thereof) will cease to be outstanding.

Notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. In the event that any relevant condition precedent is not satisfied (or waived by the Issuer) as of the date specified for redemption in any such notice of redemption (or amendment thereto), the Issuer may, in its discretion, rescind such notice or amend it on one or more occasions to specify another redemption date until the satisfaction (or waiver by the Issuer) of any such conditions precedent, unless such notice is earlier rescinded by the Issuer as described above.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed, if the Securities are listed on a national securities exchange, in accordance with the rules of such exchange, or if the Securities are not so listed, on either a pro rata basis or by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. Securities in denominations of $2,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $2,000 or any integral multiple of $1,000 thereof) of the principal of Securities that have denominations larger than $2,000. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at the registered address of such Holder. On and after the redemption dates, interest ceases to accrue on the Securities or portions thereof called for redemption, provided that if the Issuer shall default in the payment of such Securities at the redemption price together with accrued and unpaid interest, interest shall continue to accrue at the rate borne by the Securities.

6. Denominations, Transfer, Exchange.

The Securities are in registered form only without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

7. Persons Deemed Owners.

The registered Holder of this Security shall be treated as the owner of it for all purposes.

8. Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment unless an abandoned property law designates another Person.

9. Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture, the Guarantee or the Securities may be amended or supplemented by the Issuer with the consent of the Holders of at least a majority in principal amount of the outstanding Securities and any past default or compliance with any provision relating to the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without the consent of any Holder, the Issuer may amend or supplement the Indenture, the Guarantee or the Securities to cure any ambiguity, omission, defect or inconsistency (provided such action does not adversely affect the rights of the Holders), to evidence the succession of another Person to the Issuer or any Guarantor, to add covenants of the Issuer or of the Guarantors under Article Four of the Indenture for the benefit of the Holders or to surrender rights or powers conferred upon the Issuer or the Guarantors by the Indenture, to add Events of Default for the benefit of the Holders, to change or eliminate any provisions of the Indenture (provided such change or elimination shall become effective only when none of the Securities are outstanding), to add Guarantors, to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee, to close the Indenture as to authentication and delivery of additional Securities, to supplement Indenture provisions to permit or facilitate defeasance and discharge of the Securities (provided such action does not adversely affect the rights of the Holders), to provide that specific Indenture provisions shall not apply to an unissued Series of Securities, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a Series and establish its terms, to remove a Guarantor, other than the Company, which, in accordance with the terms of the Indenture, ceases to be liable in respect of the Guarantee, or to make any other change (provided such action does not adversely affect the rights of any Holder).

10. Trustee Dealings with the Company.

The Bank of New York Mellon, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

11. Discharge of Indenture.

The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

12. No Recourse against Others.

A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

13. Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

14. Governing Law.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

15. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

ASSIGNMENT FORM

If you, the Holder, want to assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your signature: (Sign exactly as your name appears on theother side of this Security)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

GUARANTEE

The Guarantors listed on Schedule I attached hereto (the “Guarantors”) have unconditionally guaranteed, jointly and severally on a senior basis (such guarantee by each Guarantor being referred to herein as the “Guarantee”), (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. No past, present or future stockholder, partner, member, officer, director, manager, general partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such Person’s status as stockholder, partner, member, officer, director, manager, general partner, employee or incorporator. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee. Each Holder of a Security by accepting a Security agrees that any Guarantor other than Toll Brothers, Inc. shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

TOLL BROTHERS, INC.

By:
Name:	Gregg L. Ziegler
Title:	Senior Vice President and Treasurer

THE GUARANTORS LISTED ON SCHEDULE I, ATTACHED HERETO

By:
Name:	Gregg L. Ziegler
Title:	Authorized Signatory

Attest:
Name:	Joseph R. Sicree
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Global Note Guarantee]

SCHEDULE I

The Guarantors

110-112 Third Ave. Realty Corp.

126-142 Morgan Street Urban Renewal LLC

134 Bay Street LLC

1400 Hudson LLC

1450 Washington LLC

1451 Hudson LLC

1500 Garden St. LLC

353-357 Broadway LLC

353-357 Broadway Member LLC

700 Grove Street Urban Renewal, LLC

89 Park Avenue LLC

Amwell Chase, Inc.

Arbor Hills Development LLC

Arbors Porter Ranch, LLC

Ashford Land Company, L.P.

Audubon Ridge, L.P.

Belmont Country Club I LLC

Belmont Country Club II LLC

Belmont Land, L.P.

Binks Estates Limited Partnership

Block 255 LLC

Block 268 LLC

Brier Creek Country Club I LLC

Brier Creek Country Club II LLC

Broad Run Associates, L.P.

Byers Commercial LLC

Byers Commercial LP

CC Estates Limited Partnership

Cold Spring Hunt, L.P.

Coleman-Toll Limited Partnership

Component Systems I LLC

Component Systems II LLC

CWG Construction Company LLC

Dominion Country Club, L.P.

Dominion Valley Country Club I LLC

Dominion Valley Country Club II LLC

Enclave at Long Valley I LLC

Enclave at Long Valley II LLC

ESE Consultants, Inc.

Estates at Princeton Junction, L.P.

Fairfax Investment, L.P.

Fairway Valley, Inc.

First Brandywine Investment Corp. II

First Brandywine Investment Corp. IV

First Brandywine LLC I

First Brandywine LLC II

First Brandywine Partners, L.P.

First Huntingdon Finance Corp.

Franklin Farms G.P., Inc.

Frenchman’s Reserve Realty, LLC

Goshen Road Land Company LLC

Greens at Waynesborough, L.P.

Hatboro Road Associates LLC

Hoboken Cove LLC

Hoboken Land I LLC

Hoboken Land LP

Hockessin Chase, L.P.

HQZ Acquisitions, Inc.

Jacksonville TBI Realty LLC

Laurel Creek, L.P.

Liseter Land Company LLC

Liseter, LLC

Long Meadows TBI, LLC

Loudoun Valley Associates, L.P.

MA Limited Land Corporation

Martinsburg Ventures, L.L.C.

Mizner Realty, L.L.C.

Morgan Street JV LLC

Naples TBI Realty, LLC

NC Country Club Estates Limited Partnership

Orlando TBI Realty LLC

Placentia Development Company, LLC

Plum Canyon Master LLC

Porter Ranch Development Co.

PRD Investors, Inc.

PRD Investors, LLC

PT Maxwell Holdings, LLC

PT Maxwell, L.L.C.

Rancho Costera LLC

Regency at Denville LLC

Regency at Dominion Valley LLC

Regency at Washington I LLC

Regency at Washington II LLC

SH Homes Corporation

Shapell Hold Properties No. 1, LLC

Shapell Homes, Inc.

Shapell Industries, Inc.

Shapell Land Company, LLC

SI Investment Corporation

Silverman-Toll Limited Partnership

Sorrento at Dublin Ranch I LP

Sorrento at Dublin Ranch III LP

South Riding Amberlea LP

South Riding Partners Amberlea LP

South Riding Partners, L.P.

South Riding Realty LLC

South Riding, L.P.

Southport Landing Limited Partnership

Springton Pointe, L.P.

SR Amberlea LLC

SRLP II LLC

Stone Mill Estates, L.P.

Swedesford Chase, L.P.

Tampa TBI Realty LLC

TB Kent Partners LLC

TB Proprietary Corp.

TBI/Palm Beach Limited Partnership

Tenby Hunt, Inc.

The Bird Estate Limited Partnership

The Regency Golf Club I LLC

The Regency Golf Club II LLC

The Silverman Building Companies, Inc.

Toll Architecture I, P.A.

Toll Architecture, Inc.

Toll at Brier Creek Limited Partnership

Toll at Westlake, L.P.

Toll at Whippoorwill, L.P.

Toll Austin TX II LLC

Toll Austin TX III LLC

Toll Austin TX LLC

Toll AZ GP Corp.

Toll BBC II LLC

Toll BBC LLC

Toll Brooklyn L.P.

Toll Bros. of Arizona, Inc.

Toll Bros. of North Carolina II, Inc.

Toll Bros. of North Carolina III, Inc.

Toll Bros. of North Carolina, Inc.

Toll Bros., Inc.

Toll Bros., Inc.

Toll Bros., Inc.

Toll Brothers AZ Construction Company

Toll Brothers AZ Limited Partnership

Toll Brothers Canada USA, Inc.

Toll Brothers Real Estate, Inc.

Toll Brothers, Inc.

Toll Buckeye Corp.

Toll CA GP Corp.

Toll CA Holdings, Inc.

Toll CA I LLC

Toll CA II, L.P.

Toll CA III LLC

Toll CA III, L.P.

Toll CA IV, L.P.

Toll CA IX, L.P.

Toll CA Note II LLC

Toll CA V, L.P.

Toll CA VI, L.P.

Toll CA VII, L.P.

Toll CA VIII, L.P.

Toll CA X, L.P.

Toll CA XI, L.P.

Toll CA XII, L.P.

Toll CA XIX, L.P.

Toll CA XX, L.P.

Toll CA, L.P.

Toll Cedar Hunt LLC

Toll Centennial Corp.

Toll CO GP Corp.

Toll CO I LLC

Toll CO II, L.P.

Toll CO III, L.P.

Toll CO, L.P.

Toll Corners LLC

Toll Corp.

Toll CT II Limited Partnership

Toll CT III Limited Partnership

Toll CT IV Limited Partnership

Toll CT Limited Partnership

Toll Dallas TX LLC

Toll DE II LP

Toll DE LP

Toll Development Company, Inc.

Toll Diamond Corp.

Toll EB, LLC

Toll Equipment, L.L.C.

Toll Estero Limited Partnership

Toll FL GP Corp.

Toll FL I, LLC

Toll FL II Limited Partnership

Toll FL III Limited Partnership

Toll FL IV Limited Partnership

Toll FL IV LLC

Toll FL Limited Partnership

Toll FL V Limited Partnership

Toll FL V LLC

Toll FL VI Limited Partnership

Toll FL VII Limited Partnership

Toll FL VIII Limited Partnership

Toll FL X Limited Partnership

Toll FL XII Limited Partnership

Toll FL XIII Limited Partnership

Toll Ft. Myers Limited Partnership

Toll GA GP Corp.

Toll GA LP

Toll Glastonbury LLC

Toll Golden Corp.

Toll Granite Corp.

Toll Grove LP

Toll Henderson LLC

Toll Hoboken LLC

Toll Holdings, Inc.

Toll Houston Land LLC

Toll Houston TX LLC

Toll Hudson LP

Toll ID I LLC

Toll IL GP Corp.

Toll IL HWCC, L.P.

Toll IL II, L.P.

Toll IL III, L.P.

Toll IL IV, L.P.

Toll IL WSB, L.P.

Toll IL, L.P.

Toll IN LLC

Toll Jacksonville Limited Partnership

Toll Jupiter LLC

Toll Land Corp. No. 10

Toll Land Corp. No. 6

Toll Land Corp. No. 20

Toll Land Corp. No. 43

Toll Land Corp. No. 50

Toll Land IV Limited Partnership

Toll Land IX Limited Partnership

Toll Land V Limited Partnership

Toll Land VI Limited Partnership

Toll Land VII LLC

Toll Land X Limited Partnership

Toll Land XI Limited Partnership

Toll Land XIX Limited Partnership

Toll Land XV Limited Partnership

Toll Land XVI Limited Partnership

Toll Land XVIII Limited Partnership

Toll Land XX Limited Partnership

Toll Land XXI Limited Partnership

Toll Land XXII Limited Partnership

Toll Land XXIII Limited Partnership

Toll Land XXV Limited Partnership

Toll Lexington LLC

Toll MA Development LLC

Toll MA Holdings LLC

Toll MA I LLC

Toll MA II LLC

Toll MA III LLC

Toll MA IV LLC

Toll MA Land II GP LLC

Toll MA Land III Limited Partnership

Toll MA Land Limited Partnership

Toll MA Management LLC

Toll MD AF Limited Partnership

Toll MD Builder Corp.

Toll MD Builder I, L.P.

Toll MD I, L.L.C.

Toll MD II Limited Partnership

Toll MD II LLC

Toll MD III Limited Partnership

Toll MD III LLC

Toll MD IV Limited Partnership

Toll MD IV LLC

Toll MD IX Limited Partnership

Toll MD Limited Partnership

Toll MD V Limited Partnership

Toll MD VI Limited Partnership

Toll MD VII Limited Partnership

Toll MD VIII Limited Partnership

Toll MD X Limited Partnership

Toll MD XI Limited Partnership

Toll MI GP Corp.

Toll MI II Limited Partnership

Toll MI III Limited Partnership

Toll MI IV Limited Partnership

Toll MI Limited Partnership

Toll MI V Limited Partnership

Toll MI VI Limited Partnership

Toll Mid-Atlantic LP Company, Inc.

Toll Mid-Atlantic Note Company, Inc.

Toll Midwest LLC

Toll Midwest Note Company, Inc.

Toll MN GP Corp.

Toll MN II, L.P.

Toll MN, L.P.

Toll Morgan Street LLC

Toll Naval Associates

Toll NC GP Corp.

Toll NC I LLC

Toll NC II LP

Toll NC III LP

Toll NC IV LLC

Toll NC Note II LLC

Toll NC Note LLC

Toll NC, L.P.

Toll NH GP Corp.

Toll NJ Builder I, L.P.

Toll NJ I, L.L.C.

Toll NJ II, L.L.C.

Toll NJ II, L.P.

Toll NJ III, L.P.

Toll NJ III, LLC

Toll NJ IV, L.P.

Toll NJ IV LLC

Toll NJ V, L.P.

Toll NJ VI, L.P.

Toll NJ VII, L.P.

Toll NJ VIII, L.P.

Toll NJ XI, L.P.

Toll NJ XII LP

Toll NJ, L.P.

Toll NJX-I Corp.

Toll North LV LLC

Toll North Reno LLC

Toll Northeast LP Company, Inc.

Toll Northeast Note Company, Inc.

Toll Northeast Services, Inc.

Toll NV GP Corp.

Toll NV GP I LLC

Toll NV Holdings LLC

Toll NV Limited Partnership

Toll NY II LLC

Toll NY III L.P.

Toll NY IV L.P.

Toll NY L.P.

Toll NY V L.P.

Toll OH GP Corp.

Toll Orlando Limited Partnership

Toll PA Builder Corp.

Toll PA Development LP

Toll PA GP Corp.

Toll PA II GP Corp.

Toll PA II, L.P.

Toll PA III GP Corp.

Toll PA III, L.P.

Toll PA IV, L.P.

Toll PA IX, L.P.

Toll PA Management LP

Toll PA Twin Lakes LLC

Toll PA V, L.P.

Toll PA VI, L.P.

Toll PA VIII, L.P.

Toll PA X, L.P.

Toll PA XI, L.P.

Toll PA XII, L.P.

Toll PA XIII, L.P.

Toll PA XIV, L.P.

Toll PA XIX, L.P.

Toll PA XV, L.P.

Toll PA XVI, L.P.

Toll PA XVII, L.P.

Toll PA XVIII, L.P.

Toll PA, L.P.

Toll Palmetto Corp.

Toll Peppertree, Inc.

Toll Prasada LLC

Toll Realty Holdings Corp. I

Toll Realty Holdings Corp. II

Toll Realty Holdings LP

Toll RI GP Corp.

Toll RI II, L.P.

Toll RI, L.P.

Toll San Antonio TX LLC

Toll SC GP Corp.

Toll SC II, L.P.

Toll SC III, L.P.

Toll SC IV, L.P.

Toll SC, L.P.

Toll South LV LLC

Toll South Reno LLC

Toll Southeast LP Company, Inc.

Toll Southeast Note Company, Inc.

Toll Southwest II LLC

Toll Southwest LLC

Toll Southwest Note Company, Inc.

Toll Stonebrae LP

Toll Stratford LLC

Toll SW Holding I Corp.

Toll SW Holding LLC

Toll TN GP Corp.

Toll TX GP Corp.

Toll TX Note LLC

Toll VA GP Corp.

Toll VA II, L.P.

Toll VA III L.L.C.

Toll VA III, L.P.

Toll VA IV, L.P.

Toll VA L.L.C.

Toll VA Member Two, Inc.

Toll VA V, L.P.

Toll VA VI, L.P.

Toll VA VII, L.P.

Toll VA VIII, L.P.

Toll VA, L.P.

Toll Van Wyck, LLC

Toll Vanderbilt II LLC

Toll WA GP Corp.

Toll WA LP

Toll West Coast II LLC

Toll West Coast LLC

Toll WestCoast Note Company, Inc.

Toll WV GP Corp.

Toll WV LP

Toll YL II, L.P.

Toll YL, Inc.

Toll-Dublin, L.P.

Toll-Dublin, LLC

Upper K Investors, Inc.

Upper K Investors, LLC

Upper K-Shapell, LLC

Vanderbilt Capital LLC

Village Partners, L.P.

Virginia Construction Co. I, LLC

Virginia Construction Co. II, LLC